AGREEMENT FOR THE PURCHASE AND SALE OF REAL ESTATE

      THIS AGREEMENT FOR THE PURCHASE AND SALE OF REAL ESTATE (this "Agreement") is made and entered into as of September 28, 2007 (the "Effective Date"), by and between First National Bank of Chester County, a national banking association ("Seller") and FTN Ramp, LLC, a Delaware limited liability company ("Buyer").

                              W I T N E S S E T H:

      WHEREAS, Seller is the owner in fee simple of approximately 2.2 acres of real estate commonly referred to as 202 Carter Drive, West Chester, Pennsylvania 19382; and

      WHEREAS, Seller desires to sell such real estate and all of the improvements located thereon to Buyer and Buyer desires to purchase same from Seller; and

      WHEREAS, conditioned upon the sale of such real estate to Buyer, Buyer desires to lease such real estate back to Seller, all subject to the terms of this Agreement.

      NOW, THEREFORE, for and in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer hereby agree as follows:

1. Property to be Conveyed. Subject to the terms and conditions contained herein, Seller shall sell to Buyer, and Buyer shall purchase from Seller, the real property more particularly described on Exhibit A attached hereto and incorporated herein by reference (the "Land"), together with (i) all buildings, improvements and structures of every kind and description erected, situated or placed thereon (the "Improvements"), (ii) all rights, privileges, royalties, minerals, water, oil and gas rights and profits, easements, tenements, hereditaments, appendages and appurtenances belonging or in any way appertaining thereto, including rights of ingress and egress thereto, (iii) all rights, title, interest and estate of Seller in and to any streets, sewers, utility capacity, roadways, sidewalks, curbs, alleys and areas adjoining the Land, or portions thereof, whether vacated by law or ordinance, conditionally or otherwise, (iv) all property of any kind or nature annexed, affixed or attached to and on the Land or to any Improvements as of the Closing Date (as such term is defined in Section 11.A below) (the "Fixtures"), (v) to the extent the same are legally assignable by Seller to Buyer, all of Seller's right, title and interest in and to any and all warranties and guarantees currently in force and effect with respect to the Improvements and Fixtures, all licenses, variances, permits or similar documents relating to the ownership of the Land, Improvements and Fixtures and all plans, drawings, specifications, surveys, engineering reports and other technical descriptions of the Property (collectively, the "Miscellaneous Property"), and (vi) all of Seller's interest as the landlord or licensor in any leases, licenses, occupancy agreements, or other agreements demising space in or on, or providing for the use of and/or occupancy of the Improvements on the Land (all of the foregoing, including the Land, is collectively referred to as the "Property").

2. No Assumed Liabilities. Except as specifically set forth herein, Buyer and Seller agree that Buyer is not assuming any debts, liabilities or obligations of Seller, and Buyer hereby disclaims any debts, liabilities or obligations of Seller not so specifically assumed. The provisions of this Section 2 shall survive Closing.

3.    Purchase Price.

      A. Amount and Payment. The purchase price for the Property shall be THREE MILLION FIVE HUNDRED THIRTY THOUSAND DOLLARS ($3,530,000) (the "Purchase Price"), subject to all adjustments in accordance with this Agreement to be made on the Closing Date, which Purchase Price, as adjusted, shall be paid on the Closing Date by Buyer to Seller by certified funds or wire transfer.

      B. Purchase Price Allocation. Buyer and Seller hereby agree that attached hereto as Exhibit B is an allocation of the Purchase Price reflecting the fair market value of the buildings on the Land, the site improvements on the Land excluding such buildings, the Land, and any other item with respect to which Exhibit B sets forth an allocation. The allocation shall be binding on Buyer and Seller. [Allocation to be made by Buyer subject to Seller's approval.]

4. Conveyance of Property. On the Closing Date, Seller shall convey to Buyer good and marketable fee simple title to the Property by general warranty deed (the "Deed"), in form attached hereto as Exhibit C and incorporated herein by reference, free and clear of all liens, charges, claims, actions, encumbrances, easements, leases, occupancy agreements, conditions or title exceptions or matters of any kind whatsoever, except the Permitted Exceptions (as such term is defined in Section 6 below). The description of the Land in the Deed shall conform to the legal description thereof contained in the Title Policy and the Survey (as such terms are defined in Section 6 below) as accepted by Buyer in accordance with Section 6 below. Buyer may, at its option, take title to the Property in the name of any nominee, assignee, subsidiary or other entity designated by Buyer. Seller shall convey to Buyer, by bill of sale and assignment executed by Seller (the "Bill of Sale") in form attached hereto as Exhibit D, the Fixtures and Miscellaneous Property, free and clear of any and all liens, security interests, encumbrances, conditions, easements, assessments and restrictions. Except as set forth in the Bill of Sale, furniture, furnishings and movable equipment located on the Land or in the Improvements are excluded from the sale and purchase contemplated in this Agreement.

5. Inspection Period. Buyer shall be under no obligation to purchase the Property or otherwise perform under this Agreement unless Buyer determines the Property to be, in all respects, suitable for its intended purposes, Buyer approves the physical and environmental condition of the Property and Buyer receives all approvals necessary for Buyer's intended purposes. The decisions as to whether the Property is suitable for Buyer's intended purposes, whether Buyer has received all approvals and whether the physical and environmental condition of the Property is acceptable to Buyer shall be the sole decisions of Buyer, determined in the absolute discretion of Buyer, with Buyer's decisions being final and binding upon Buyer and Seller. Buyer shall have until the sooner of
(i) the Closing Date (as hereinafter defined) or (ii) thirty five (35) days from the Effective Date (the "Inspection Period") to notify Seller of Buyer's termination of this Agreement due to Buyer's determination in its sole discretion that the Property is unsuitable. If Buyer shall elect to terminate this Agreement on or before the expiration of the Inspection Period, except as otherwise provided in this Agreement (including without limitation, Section 8 below), neither Buyer nor Seller shall have any further right, duty, or obligation under this Agreement. If Buyer fails to notify Seller by the end of the Inspection Period either that (a) Buyer is terminating this Agreement due to Buyer's determination the Property is unsuitable, or (b) Buyer is waiving the conditions of this Section 5, this Agreement shall automatically terminate on the day following the expiration of the Inspection Period. Seller hereby grants to Buyer, its contractors, agents and employees, the right and license to go onto the Property, after reasonable notice to Seller, including into the Improvements, for the purpose of conducting surveys, tests, inspections, and evaluations and sampling which Buyer may require or desire in its assessment and inspection of the Property. In consideration for granting Buyer such access to the Property, Buyer hereby agrees to indemnify, defend and hold harmless Seller from and against any and all actions, causes of action, claims, demands, duties, liabilities, obligations, judgments, damages, losses, fees, costs and expenses, including reasonable attorneys', consultant's and expert witness' fees, costs and expenses (collectively, "Claims"), arising solely by reason of any injury to any person on or about the Property or damage to the Property and caused solely by any of Buyer or Buyer's Agents in performing Buyer's on-site inspections of the Property. Notwithstanding the preceding sentence, Buyer has no obligation to indemnify, hold harmless or defend Seller with respect to any damages arising out of Seller's own negligence or willful misconduct. This Section 5 shall survive

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

the Closing or the termination of this Agreement. Buyer agrees to return the Property to substantially the same condition as it existed prior to such investigation and inspection, to the extent reasonably possible. Buyer shall not perform any invasive tests and inspections of the Property without Seller's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. In performing Buyer's on-site inspections of the Property, Buyer shall not unreasonably disturb Seller and Buyer shall permit a representative of Seller to observe Buyer's on-site inspections of the Property. Prior to commencing any entry onto the Property, the Buyer and its agents and representatives, as the case may be, shall provide to Seller a certificate of insurance covering the acts of such parties while on the Property and any damage to persons or property caused by any of their acts on or about the Property.

6.    Title Insurance and Survey.

      A. Title to the Property shall be good and marketable and insurable by a reputable title insurance company. Title to the Property shall be conveyed free and clear of all mortgages, liens (including mechanic's and materialman's liens), security interests, UCC financing statements, judgments, claims, encumbrances, encroachments, rights of way, easements, agreements, covenants, conditions, restrictions or declarations running with the Property (except existing zoning restrictions), agreements of sale (other than this Agreement), purchase option, right of first refusal or offer or similar option or right, leases and other possessory agreements or other similar agreements purporting to or that may convey or affect an interest in, or affect the quality or state of title to, or the use of occupancy of, the Property, and any other matters affecting title, except for the following (collectively, the "Permitted Exceptions"): (i) current taxes not yet due and payable and assessments for improvements not yet due and payable; (ii) applicable zoning and building laws, codes and ordinances; (iii) any mechanic's lien or other matter caused by Buyer;
(iv) existing water, sewer, electric, gas, telephone and other utility and storm water and drainage easements or rights of way of record; (v) easements and rights of way of record of public water, sewer, electric, gas, telephone and other utility companies or providers to maintain pipes, poles, wires and other improvements presently serving the Property; (vi) easements, agreements, covenants, conditions, restrictions or declarations running with the Property recorded more than ninety (90) days prior to the Effective Date restricting the use of the Property that (a) are not presently violated or being violated, (b) do not contain a clause under which the Property would be forfeited if they were violated, (c) do not prohibit the present use of the Property, and (d) are no more restrictive than applicable law including zoning, use and building code ordinances; and (viii) exceptions to title accepted, or deemed accepted, by Buyer pursuant to Paragraph 6 B.

      B. Within twenty five (25) days after the Effective Date, Buyer shall obtain its title insurance commitment for its acquisition of the Property (the "Title Commitment") from the licensed title insurance agent or company selected by Buyer's for purposes hereof ("Buyer's Title Agent") and deliver a copy of the Title Commitment to Seller together with written notice of any exceptions to title disclosed in the Title Commitment to which Buyer objects ("Buyer's Title Notice"). In connection with Buyer's Title Notice, Buyer may also deliver a survey of the Property together with written notice of any exceptions to title disclosed in the survey to which Buyer objects. Seller shall have seven (7) days after receipt of Buyer's Title Notice to agree to take all actions necessary to remove, and to obtain the agreement of Buyer's Title Agent to remove, at or before the Closing, all such exceptions to title to which Buyer objected. If Seller fails to timely agree to remove all such exceptions to title to which Buyer objected, or Seller fails to remove all such exceptions that Seller agreed to remove at or before the Closing, or, notwithstanding any such undertakings by Seller, title to the Property cannot be conveyed to Buyer at the Closing in accordance with the requirements of this Agreement, then Buyer shall have the option of: (i) taking such title as Seller can convey and waiving the unfulfilled condition, without abatement of the Purchase Price (unless such defects are liens, judgments, security interests or other monetary encumbrances of ascertainable amounts, in which event the amounts thereof shall be deducted from the Purchase Price); or (ii) terminate this Agreement by written notice to Seller, in which event

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

Seller and Buyer shall be released from all further liability to each other, except those that expressly survive the termination of the Agreement.

      C. Notwithstanding the foregoing provisions of this Paragraph, at the Closing, Seller shall convey to Buyer good and marketable fee simple title to the Property, such as shall be insured for the Purchase Price by Buyer's Title Agent, free and clear of all: existing mortgages, liens, claims, taxes (federal, state and local) pledges, security interests, judgments, encumbrances, easements, agreements, covenants, conditions, restrictions or declarations running with the Property (other than those included within the Permitted Exceptions) and leases and other rights of occupancy. At the Closing, all buildings, structures and improvements shall be within, and no buildings, structures or improvements of adjoining lands shall encroach upon, the Property.

      D. During the twenty five (25) day period after the Effective Date, Buyer may cause to be prepared an on-the-ground, staked, boundary survey map of the Land, showing all Improvements, drawn in accordance with Buyer's Survey Requirements, which are attached hereto as Exhibit E and incorporated herein by reference (the "Survey"). The metes and bounds description of the Land resulting from the Survey, if and as accepted by Buyer, shall upon such acceptance supersede and replace the description of the Land set forth on Exhibit A for all purposes and shall be the legal description used in the Deed and Title Policy.

7. Representations and Warranties of Buyer. Buyer represents and warrants to Seller that, as of the Effective Date and as of the Closing Date:

      A. Buyer has lawful power and authority to purchase the Property as contemplated and has taken all requisite action to authorize the execution and delivery of this Agreement and all Transaction required of Buyer hereunder.

      B. The execution and delivery of this Agreement and the consummation of the Transactions contemplated hereby will not result in any breach of the terms or conditions of, or constitute a default under, any instrument or obligation to or by which Buyer may be bound or affected, or violate any order, writ, injunction or decree of any court in any litigation to which Buyer is a party, or violate any law. The persons executing this Agreement on behalf of Buyer are duly authorized to bind Buyer herein.

8. Delivery of Seller's Due Diligence Documents. Within five (5) days after the Effective Date, Seller shall deliver to Buyer copies of any and all permits, site improvement plans, surveys, evidence of title, owner's title policy or commitment for title insurance, abstracts of title covering the Property, attorney's title opinion, environmental reports or studies concerning the Property, building plans and specifications, approvals, and applications for and actual permits, variances and approvals with respect to the Property, and complete and accurate copies of any leases, licenses or occupancy agreements affecting the Property, including any riders or amendments thereto or modifications thereof, in Seller's possession or within Seller's control, to aid Buyer in its due diligence. The date such due diligence documents are delivered to Buyer is referred to as the "Seller's Document Delivery Date." Prior to the date hereof, Seller has delivered to Buyer a Self Appraisal and Assessment Form containing certain disclosures and representations by Seller concerning the value and condition of the Property, a copy of which is attached hereto as Exhibit F and incorporated herein by reference (collectively, the "Seller's
Disclosure   Statements").   In  the  event  any  of  Seller's   disclosures  or
representations set forth in this Agreement or in the Seller's Disclosure Statements are materially untrue, inaccurate, incomplete or otherwise misleading in any material respect and not remedied by Seller to Buyer's reasonable satisfaction, and Buyer terminates this Agreement on or prior to the expiration of the Inspection Period, then Seller shall be responsible for all costs actually incurred by or on behalf of Buyer in conducting its due diligence hereunder, including without limitation, costs of the appraisal, the Commitment and search fees, the

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

Survey and the building and environmental inspections (collectively, the "Inspection Costs") up to a maximum amount of twenty thousand dollars ($20,000). No later than thirty (30) days after the Effective Date, Seller shall deliver to Buyer a zoning letter from the appropriate municipality in which the Property is located stating (i) the zoning classification(s) of the Property, (ii) the permitted uses of such zoning classification, and (iii) the Property is in compliance with all applicable zoning requirements (including without limitation, set back, parking, height and lot density requirements).

9. Representations, Warranties, and Covenants of Seller. Seller represents, warrants and covenants to Buyer that, as of the Effective Date and as of the Closing Date:

      A. Authority; Binding Agreement; Consents. This Agreement and all other documents executed by Seller in connection herewith have been duly authorized, executed and delivered by Seller. Seller is authorized to do all things required under this Agreement and the Master Lease (as defined below) and to consummate the transactions herein and therein contemplated. This Agreement constitutes, and upon the Closing, the Master Lease will constitute, the legal, valid and binding agreement of Seller enforceable against Seller in accordance with their respective terms. No consent, approval or authorization of any person or entity, nor any declaration, filing or registration with any governmental or quasi governmental authority or other entity, is required to be made or obtained by Seller or by any Affiliate (as such term is defined below in this Section 9.A) of Seller in connection with the execution, delivery and performance by Seller of the transactions contemplated to be consummated by Seller hereunder and under the Master Lease. For purposes of this Agreement, "Affiliate" shall mean: (i) any person or entity which, directly or indirectly, is in control of, is --------- controlled by or is under common control with the party for whom an affiliate is being determined, or (ii) any person or entity who is a director or officer (or comparable position) of any entity described in clause (i) above or of the party for whom an affiliate is being determined. For purposes hereof, control of an entity shall mean the power, direct or indirect, to: (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or comparable positions) of such entity, or (b) direct or cause the direction of the management and policies of such entity, whether by contract or otherwise and either alone or in conjunction with others.

      B. No Violations. To the best of Seller's knowledge, there are no violations of state or federal law, municipal or county ordinances, or other legal requirements with respect to the Property. Seller has received no notice (oral or written) that any governmental agency has determined that there are such violations.

      C. Environmental Matters. To the best of Seller's knowledge, neither the Property nor Seller's conduct thereon or operation thereof violates any environmental laws, and to the best of Seller's knowledge, no condition or event has occurred with respect to the Property which, with the giving of notice, lapse of time or both, would constitute a violation of any environmental laws. To the best of Seller's knowledge, neither Seller nor Seller's Affiliate, and no predecessor in interest, adjacent landowner or other person or entity has, buried, dumped, spilled, released, stored, manufactured, disposed of or used any hazardous material on or at any of the Property in violation of any environmental law. Neither Seller nor any Affiliate of Seller has received any notice from any person or entity that the Property (or any portion thereof) is in violation of any environmental law, or that Seller or any Affiliate of Seller is responsible (or potentially responsible) for the remediation of any hazardous material at, on or beneath any part of the Property. To the best of Seller's knowledge, no part of any of the Property has been listed on the National Priorities List of the United States Environmental Protection Agency or any listing maintained by any state or local regulatory agency of sites where releases might have occurred or hazardous material conditions might exist. Seller has timely filed or caused to be filed all reports required to be filed with respect to all of the Property and has generated and maintained all

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

      required data, documentation and records under all environmental laws with respect thereto, and has heretofore made complete copies of all such reports, data, documentation and records available to Buyer. Seller represents and warrants to Buyer that the environmental reports and studies delivered by Seller to Buyer under Section 8 of this Agreement constitute all environmental reports and studies obtained or commissioned by Seller or within Seller's possession, knowledge or control pertaining to the Property or any portion thereof. Neither Seller nor any Affiliate of Seller has filed any notice under any environmental law with respect to any of the Property indicating past or present on-site treatment, storage or disposal of any hazardous material or reporting a release of any hazardous material into the environment. There are no above ground or underground storage tanks located on the Property. There are no groundwater monitoring wells located at the Property. Neither Seller nor any Affiliate of Seller has conducted, or caused to be conducted, any environmental study, assessment or review of any of the Property except those which have already been delivered to Buyer. To the best of Seller's knowledge, no friable asbestos is located at any of the Property, and there is no violation of any environmental law with respect to any of the Property which requires or may require any remediation under any environmental law.

      D. Ownership of Property. Seller possesses good, marketable and insurable fee simple title to the Property and shall be able to convey title to the Property to Buyer on the Closing Date as required hereunder. Except as otherwise disclosed herein or in the Title Commitment, there are no unrecorded agreements regarding right-of-ways, shared access, parking, party walls or otherwise affecting the Property.

      E. Litigation. There is no action, suit or proceeding pending or to Seller's knowledge, threatened by or against or otherwise affecting Seller or the Property which does or may affect the Property or title thereto.

      F. Prior Options. No prior options or rights of first refusal have been granted by Seller to any third parties to purchase or lease any interest in the Property, or any part thereof.

      G. Mechanics Liens. On the Closing Date, Seller will not be indebted to any contractor, laborer, mechanic, materialmen, architect or engineer for work, labor or services performed or rendered, or for materials supplied or furnished, in connection with the Property for which any person could claim a lien against the Property.

      H. Conflicts. The execution and entry into this Agreement, the execution and delivery of the documents and instruments to be executed and delivered by Seller on the Closing Date, and the performance by Seller of Seller's duties and obligations under this Agreement and of all other acts necessary and appropriate for the full consummation of the purchase and sale of the Property as contemplated herein, are consistent with and not in violation of, and will not create any adverse condition under, any contract, agreement or other instrument to which Seller is a party, or any judicial order or judgment of any nature by which Seller is bound.

      I.    Condemnation.   There  are  no  taking,   condemnation  or  rezoning
      proceedings, pending or, to Seller's knowledge, threatened, affecting any portion of the Property.

      J. Non-Foreign Person. Seller is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended.

      K. Use of Property. The use being made of the Property is in conformity with the certificates of occupancy issued for the Property, except for such nonconformities which do not, individually or in the aggregate, materially detract from the value of, or impair in any significant way the current use of, the Property. The Property is in compliance with all building, fire, zoning and other ordinances, codes and regulations applicable thereto, except for such noncompliances which do not, individually or in the aggregate, materially detract from the value of, or impair in any significant way the current use of, the Property. The
      Property  and the  present  use and  condition  thereof do not violate any applicable deed restrictions or other covenants, restrictions or agreements, site plan approvals, zoning or subdivision regulations or urban redevelopment plans applicable thereto, as modified by any duly issued variances, except for such violations which do not, individually or in the aggregate, materially detract from the value of, or impair in any significant way the current use of, the Property.

      L. Property. A complete copy of the real property tax bill(s) for the Property for the current tax year and bills with respect to any special assessments affecting any of the Property have been delivered by Seller to Buyer. All special assessments with respect to the Property which were due and payable prior to the Effective Date have been paid in full. Seller has not received any written notice of, nor to Seller's knowledge is there, any proposed increase in the assessed valuation of any of the Property. The Property includes all of the real property used in connection with the operation of Seller's business at the location of the Property including, but not limited to, any drive-up facility whether or not contiguous with the main parcel of real property. There are no persons or entities in possession of any of the Property other than Seller. Neither Seller nor, to the best of Seller's knowledge, any other party to any easement agreement affecting any of the Property is in default thereunder, and no event has occurred which, with the giving of notice, lapse of time or both, would constitute such a default thereunder. All maintenance payments with respect to any easement agreements affecting the Property which were due and payable prior to the date hereof have been paid. All water, sewer, gas, electricity, telephone and other utilities serving the Property are supplied directly to the Property by facilities of public utilities and are adequate for the full operation of the business being conducted thereon. To Seller's knowledge, no governmental authority nor any other person or entity plans to change any highways or road systems in the vicinity of any of the Property or to restrict or change access from any such highway or road to any of the Property or plans any improvements which might result in a special assessment against any of the Property. Each parcel comprising the Property abuts on and has direct vehicular access to a public road, or has access to a public road via a permanent, irrevocable, appurtenant easement of record benefiting such parcel, and access to such Property is provided by paved public right-of-ways with adequate curb cuts available. The foundation, structure and roof of each Improvement comprising a part of the Property are sound in all respects. All of the mechanical systems of the Improvements are in at least the condition set forth on the Seller's Disclosure Statements.

      M. Seller's Disclosure Statements. All of the information and disclosures provided or made by Seller on the Seller's Disclosure Statements are true and correct and do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading.

      N. Leases. There are no leases, subleases, concession agreements, licenses or other rights to occupancy currently affecting the Property, whether Seller or an Affiliate of Seller is the landlord, sub-landlord, tenant or subtenant thereof. There are no oral agreements relating to the use or occupancy of the Property between Seller and any other person or entity. Other than the Permitted Exceptions, there are no service contracts, management agreements, liens or other encumbrances or restrictions which shall be in force or effect as of the Closing.

      O. Flood Zone. None of the Improvements on the Property are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards.

      P. Certificate of Occupancy; Licenses. All certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits required of Seller for the legal use, occupancy and operation of the Property as a full service bank operations center facility (collectively, the "Licenses"), have been obtained and are in full force and effect. The use being made of the Property is in conformity with the certificate of occupancy issued for the Property.

      Q. Separate Lots. The Property is comprised of one (1) or more contiguous parcels which constitute a separate tax lot or lots and does not constitute or include a portion of any other tax lot not a part of the Property.

      R. No Change in Facts or Circumstances; Disclosure. All financial statements and rent rolls submitted by Seller in connection with the transactions contemplated by this Agreement and the Master Lease (collectively, the "Transactions") are accurate, complete and correct in all material respects. All other written information, reports, certificates and other documents submitted by Seller to Buyer in connection with the Transactions are, to the best of Seller's knowledge, accurate, complete and correct in all material respects. Except with respect to such representations and warranties contained in this Agreement or the Master Lease which are qualified as being made to the best of Seller's knowledge, all representations and warranties made by Seller in this Agreement or in the Master Lease, are accurate, complete and correct in all material respects. There has been no material adverse change known to Seller in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects the Property or the business operations or the financial condition of Seller. Seller has disclosed to Buyer all material facts known to Seller and has not failed to disclose any material fact known to Seller that is likely to cause any representation or warranty made herein to be materially misleading.

Except for fraud and legal claims that cannot be waived by the written agreement of the parties, the representations and warranties of Seller under this Section 9 shall survive Closing for a period of only one (1) year.

10. Buyer's Conditions Precedent. The obligations of Buyer hereunder, including without limitation, the obligation to close on the purchase of the Property, are conditioned on the following conditions precedent being in effect or complied with to the satisfaction of Buyer, or waived in writing by Buyer, on and as of the Closing Date:

      A. Representations and Covenants. The representations and warranties of Seller set forth in Section 9 above shall be true and correct on the Closing Date to the same extent as if made and given on the Closing Date, and the covenants and agreements of Seller herein shall have been performed or complied with by Seller.

      B. No Material Adverse Change. No material adverse change to the Property or the business operations or the financial condition of Seller shall have occurred since the date set forth on the Seller's Disclosure Statements.

      C. Title Policy. Buyer shall be satisfied with the Commitment and the Survey as set forth in Section 6 above, and Title Company shall be irrevocably committed to issue the Title Policy to Buyer in the form required immediately upon recording of the Deed.

      D. Actions Against Seller or Property. There shall be no action, suit or other proceeding pending or threatened before any court or governmental agency against Seller or the Property which would interfere with Seller's ability to carry out Seller's obligations hereunder, or which presents a risk of the imposition of any liability on Buyer. Seller shall not have received any written complaints, claims, citations, inquiries, reports or notices relating to the condition, use or occupancy of the Property or compliance with any applicable laws.

      E. Deliveries by Seller. Seller shall have executed and delivered or caused to be executed and delivered to Buyer and/or Title Company, all documents, instruments, affidavits, indemnities and information required to be delivered as herein provided or required by Title Company for the issuance of the Title Policy. Seller shall have complied with all of its other obligations under this Agreement.

      F. Ownership by Seller. Seller shall be the sole fee simple owner of the Property and capable of tendering to Buyer title to the Property, subject only to the Permitted Exceptions as required hereunder.

      G. Master Lease. Seller shall have executed and delivered to Buyer a lease for the Property by and between Seller as "Tenant" and Buyer as "Landlord", in the form attached hereto as Exhibit H and incorporated herein by reference (the "Master Lease"). The annual Base Rent (as such term is defined in Section 3.1 of the Master Lease) for the first (1st) year of the term shall be $264,750.00; and the annual Base Rent for each of the lease years two (2) through fifteen (15) shall be increased by 1.0% of the annual Base Rent for the immediately preceding year.

      H.    Intentionally Deleted.

      I. Legal Opinions. Buyer shall have received one or more legal opinions from counsel satisfactory to Buyer, each in form and substance satisfactory to Buyer, to the effect that (i) the Seller is duly formed, validly existing and in good standing in the state of its formation and the state in which the Property is located, and (ii) this Agreement and all other documents executed by Seller in connection herewith or therewith have been duly authorized, executed and delivered by Seller. In rendering such opinion(s), counsel may require and rely upon reasonable representations contained in letters from Buyer and Seller.

      If any of the foregoing conditions precedent are not satisfied by the Closing Date, Buyer shall have the option of either (a) waiving compliance with any one or more of the conditions precedent set forth in this Section 10 and closing this transaction, or (b) terminating this Agreement by giving written notice to Seller, in which event, except as otherwise provided herein (including without limitation Section 8 and Section 10.H above), neither Buyer nor Seller shall have any further, right, duty or obligation under this Agreement.

11.   Closing.

      A. Closing Date. The sale and purchase transaction contemplated by this Agreement (the "Closing") shall be closed on or ------- before September 28, 2007 (the "Closing Date"), except that Seller, in its sole discretion, shall have the right to ------------- extend the Closing Date until on or before October 4, 2007, upon written notice to Buyer. If Buyer desires that the Closing occur prior to said date, Buyer may deliver notice to Seller in writing, specifying the date selected by Buyer for the Closing, which notice shall be delivered no later than five (5) days prior to the Closing Date selected by Buyer. Seller and Buyer shall have delivered all Closing Documents (as such term is defined below) in trust to Title
      Company at the office which Buyer will identify to Seller during the Inspection Period, as soon as practicable after Buyer and Seller finalize or obtain the Closing Documents, but in no event later than September 28, 2007, unless extended by Seller herein.

      Seller and Buyer shall, concurrently with the execution of this Agreement, execute a Joint Escrow Instruction Agreement (the "Escrow Agreement") in the form attached hereto as Exhibit J.

      B.    Closing Procedure.

            1. Seller shall deliver or cause to be delivered each of the following items to the Title Company as the same are completed to be held and delivered pursuant to the Escrow Agreement with First American Title Insurance Company (the "Title Company"), which shall also execute the Escrow Agreement and act as escrow agent thereunder.

                  (A) the duly  executed and  acknowledged  Deed  conveying  the
            Property (excluding the Miscellaneous Property) to Buyer;

                  (B) the duly executed and acknowledged  Bill of Sale conveying the Miscellaneous Property to Buyer;

                  (C) the duly executed Master Lease;

                  (D) an executed affidavit in accordance with the provisions of
            Section 1445 of the Internal Revenue Code of 1986, as amended in form attached hereto as Exhibit K and incorporated herein by reference;

                  (E) evidence acceptable to Title Company and Buyer authorizing consummation by Seller of the purchase, sale and lease transaction contemplated hereby and the execution and delivery of the applicable Closing Documents on behalf of Seller;

                  (F) all  additional  documents  and  instruments  which in the opinion of Title Company are necessary to consummate the transaction contemplated hereunder, including without limitation, an owner's affidavit of title executed by Seller acceptable to Title Company and Buyer in form attached hereto as Exhibit L and incorporated herein by reference;

                  (G) mortgage and other  releases and Uniform  Commercial  Code termination statements executed, if required, by the appropriate secured party and in a form appropriate for recording or filing, as applicable, that are sufficient to release any encumbrance or lien against the Property other than the Permitted Exceptions;

                  (H) originals,  to the extent in Seller's  possession or under
            Seller's control, of surveys, drawings, permits, variances, licenses, leases, warranties and guarantees covered by this Agreement and the zoning letter required pursuant to Section 8 above;

                  (I) a closing  statement  (to be  prepared  by Title  Company)
            showing the applicable adjustments to the Purchase Price as provided herein; and

                  (J)  a   certificate   by  Seller  to  the  effect   that  its
            representations and warranties contained herein are true and correct as of the Closing.

            2. Buyer shall deliver or cause to be delivered each of the following items to Title Company:

                  (A) evidence acceptable to Title Company and Seller authorizing consummation by Buyer of the purchase and sale transaction contemplated hereby and the execution and delivery of the applicable Closing Documents on behalf of Buyer (including without limitation, Secretary's certificates, corporate resolutions, incumbency certificates and a copy of the assignment from the originally named Buyer to the assignee, as applicable);

                  (B) all  additional  documents  and  instruments  which in the opinion of Title Company are necessary to consummate the transaction contemplated hereunder;

                  (C) the duly executed Master Lease;

                  (D) the Purchase  Price as adjusted as required  herein (which shall be delivered on the Closing Date); and

                  (E) a closing  statement  (to be  prepared  by Title  Company)
            showing the applicable adjustments to the Purchase Price as provided herein.

            All of the foregoing items to be delivered by Seller and Buyer shall be referred to collectively as the "Closing Documents." The provisions of this Section 11.B shall survive Closing.

            C.    Proration of Taxes,  Assessments;  Utilities and Rents. Seller
      shall be responsible for all unpaid ad valorem taxes due and payable within the calendar year and for all taxes assessed against the Property up to and including the Closing Date. Seller and Buyer acknowledge and agree that Seller and Buyer shall enter into the Master Lease effective as of the Closing Date and, by the terms thereof, Seller, as tenant thereunder, shall be responsible for all real estate taxes and assessments (including special assessments) levied against the Property. As between Buyer and Seller, Buyer shall not be liable or responsible to pay for any taxes assessed against the Property after the Closing Date during the term of the Master Lease. Seller shall promptly forward to Buyer copies of all property tax bills and statements on the Property received by Seller after the Closing. On the Closing Date, Seller also shall have the responsibility of paying all state, county or local transfer taxes and documentary stamps, if any, occasioned by the conveyance of the Property. Seller also shall pay any and all rollback taxes and recoupment fees occasioned by the sale of the Property. Seller shall be responsible for all utilities incurred against the Property up to and including the Closing Date, and pursuant to the Master Lease, Seller, as tenant thereunder, shall be responsible for all utilities incurred against the Property after the Closing Date throughout the term of the Master Lease. No proration of utilities will occur at the Closing. The provisions of this Section 11.C shall survive Closing.

            D. Possession. Upon the Closing, including without limitation execution of the Master Lease, Seller shall continue in possession of the Property as tenant under the Master Lease. Except for the tenancies under the Master Lease, Seller warrants to Buyer that, as of the Closing, the Property shall be free of all tenancies, occupancy agreements (whether contingent or not) and other rights regarding possession.

12.   Costs of the Parties.

      A. Seller's Costs. Seller shall pay the costs and expenses of (1) preparing all documents which Seller is required to deliver, and (2) all other performance by Seller of its obligations hereunder.

      B. Buyer's Costs. Except as otherwise provided herein (including without limitation Section 8 above), Buyer shall pay as incurred the costs of (1) recording all instruments to be recorded in connection with the sale of the Property, (2) the Commitment, the Title Policy premium, search fees and costs of the Endorsements, (3) the Survey, (4) the Phase I (and Phase II if necessary) Environmental Report(s), (5) the appraisal of the Property; (6) the building inspections, (7) all documents which Buyer is required to deliver, and (8) all other performance by Buyer of its obligations hereunder.

      C. Brokerage and Other Costs. Seller acknowledges that (i) Grubb & Ellis Management Services, Inc. (the "GEMS") has been ---- involved as the real estate broker in this transaction for Buyer and shall provide real estate brokerage, program management, due diligence coordination, and inspection services in connection with the transactions contemplated by this Agreement (the "Real Estate Services"), and (ii) Buyer has retained one or more third parties to assist Buyer with ---------------------- various program administration services, including financing, credit analysis and structuring services (the "Financing ---------- Services"). Seller shall not be responsible for any fees for such Real Estate Services or Financing Services. Buyer and -------- Seller each represent and warrant that it has dealt with no broker, agent or other person in connection with this sale, purchase and lease of the Property other than as described above. Buyer and Seller agree to indemnify and hold harmless the other from and against any claims by any broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with the indemnifying party with respect to the sale, purchase and lease of the Property contemplated by this Agreement. The provisions of this Section 12.C shall survive Closing.

13. Maintenance of Property. For the period from the Effective Date through the Closing Date, Seller shall: (i) not sell or otherwise dispose of the Property or any part thereof except to Buyer, (ii) maintain the Property in as favorable a condition as the same is in on the Effective Date, normal wear and tear excepted, (iii) cause to be maintained in force, fire and extended coverage insurance covering the Property for the full replacement value thereof, (iv) neither transfer nor remove any Fixtures from the Property, except for purposes of replacement thereof, in which case such replacements shall be promptly installed prior to Closing and the quality of such items shall be equal to or exceed the original quality of the items being replaced, or (v) enter into any leases as to any portion of the Property or any other contract affecting the Property without Buyer's consent in each case. The provisions of this Section 13 shall survive Closing.

14. Condemnation. If, prior to the Closing, condemnation or eminent domain proceedings are proposed, threatened or commenced against any portion of the Property, Seller shall immediately notify Buyer of such event. In the event of any such proceedings, either Buyer or Seller may terminate this Agreement by written notice to the other party within five (5) days after receipt of such notice, in which event this Agreement shall be terminated and except as otherwise provided herein (including without limitation Section 8 above), neither Buyer nor Seller shall have any further right, duty or obligation under this Agreement. In the event Buyer and Seller elect to close the purchase and sale contemplated under this Agreement, Buyer shall be entitled to receive any and all condemnation awards payable as a result of such proceeding and Seller shall execute such assignment and other applicable documents as Buyer or the applicable governmental authority may reasonably require to effect the assignment to Buyer of the condemnation proceeds required by this Section 14.

15. Casualty. Risk of loss to the Property shall be borne entirely by Seller until the Closing. Notwithstanding the foregoing, if prior to the Closing any portion of the Property is damaged, destroyed or lost by fire or other casualty and the cost to repair such damage exceeds $25,000.00 (a "Substantial Casualty"), Seller shall immediately notify Buyer of such event and specify the amount and terms of the insurance proceeds available. In the event of a Substantial Casualty, either Buyer or Seller may elect to terminate this Agreement by written notice to the other party within ten (10) days after Buyer receives notice of the Substantial Casualty from Seller; provided, however, in the event that only Seller (and not Buyer) elects to terminate this Agreement due to a Substantial Casualty, Seller shall be liable to Buyer and shall pay Buyer for the Inspection Costs. If either Buyer or Seller elects to terminate this Agreement due to a Substantial Casualty, except as otherwise provided herein, neither Buyer nor Seller shall have any further right, duty or obligation under this Agreement. If Buyer and Seller elect to close the purchase and sale contemplated herein, Buyer shall be entitled to receive at Closing a credit against the Purchase Price in an amount equal to any insurance proceeds which have been paid to Seller (together with the amount of any deductible under Seller's casualty policy) and an assignment of the rights to any further insurance and/or recovery to which Seller is or may be entitled. Seller shall execute such assignment and other applicable documents as Buyer or the applicable insurer may require to effect the assignment to Buyer of such insurance proceeds. Seller shall promptly repair and restore all damage to the Property arising from any casualty that is not a Substantial Casualty, with such repairs and restoration to be completed in all events before the Closing Date.

16. Indemnification. Seller agrees to indemnify, defend and hold Buyer harmless from and against any and all causes of action, claims, rights, demands, liabilities, losses, damages, judgments and expenses, including reasonable attorneys' fees, court costs and other legal expenses that Buyer may incur whether or not litigation is commenced, arising from or in connection with: (i) Seller's misrepresentation or breach of any representation or warranty in this Agreement; provided, however, Buyer gives Seller notice during the period during which the subject representation or warranty shall survive, (ii) Seller's nonfulfillment of any covenant under this Agreement, (iii) any liability of Seller to any party not being assumed by Buyer hereunder, including without limitation, all obligations and liabilities with respect to the Property that relate to the period of time prior to and as of the Closing Date, (iv) any act or omission occurring in connection with the Property through the close of business on the Closing Date, or (v) any liability for personal injury or property damage which has occurred on the Property or any portion thereof through the close of business on the Closing Date. The provisions of this
Section 16 shall survive Closing.

17.   Remedies.

      A. Default by Buyer. If Buyer defaults hereunder in its obligation to close, as Seller's sole remedy hereunder, Seller may elect to terminate this Agreement, in which event Seller shall receive from Buyer copies (and originals when available) of Buyer's inspection reports and studies obtained hereunder, including the appraisal, the Commitment and the Survey, and this Agreement shall be deemed null and void and neither party shall have any further duties, liabilities or obligations hereunder, except those that expressly survive the termination of this Agreement, and in consideration thereof, Seller hereby waives and releases any right to (and hereby agrees that it will not) sue Buyer for specific performance of this Agreement or to recover actual damages.

      B. Default by Seller. If Seller defaults in its obligation to close hereunder or otherwise defaults under any of Seller's obligations of this Agreement, after receipt of five (5) days notice to cure (the "Seller Cure Period"), then Buyer shall ------------------ have the right to: (a) terminate this Agreement, in which event Seller shall reimburse Buyer for its Inspection Costs under this Agreement in an amount not to exceed Sixty Thousand and 00/100 Dollars ($60,000.00) and this Agreement shall be deemed null and void and neither party shall have any further duties, liabilities or obligations hereunder, except those that expressly survive the termination of this Agreement, or (b) file an action in a court of competent jurisdiction to seek to compel Seller to specifically perform its duties, liabilities and obligations hereunder; provided, that if Buyer wishes to commence such an action in specific performance, Buyer shall commence such action within ninety (90) days after the later of the expiration of the Seller Cure Period or the scheduled date for the Closing; and, further provided, that in either event, Buyer shall also be entitled to recover from Seller its actual damages incurred as a result of such default. The parties hereby agree that the failure on the part of Seller to extend the Closing Date beyond September 28, 2007, shall not constitute an event of default hereunder.

      C. Remedies Cumulative. All rights, privileges and remedies afforded Buyer and Seller by this Agreement shall not be deemed to be a waiver of any other right, remedy or privilege provided for herein, subject, however, to the limitation on remedies set forth in this Agreement, including without limitation those set forth in Section 17.A of this Agreement.

18. Assignment. Seller and Buyer acknowledge Buyer intends to assign Buyer's interest in this Agreement before Closing to a third party. Buyer may assign this Agreement and the rights, duties, interests, and obligations of Buyer hereunder to a third party (the "Assignee") on the Closing Date without the consent of Seller. Buyer shall provide Seller with notice of any assignment by Buyer. Upon execution of an assignment and assumption agreement between Buyer and Assignee which provides for Assignee's assumption of Buyer's rights, obligations, and duties under this Agreement, Seller shall fully release and discharge Buyer as named on page 1 of this Agreement (for purposes of this Section 18, the "Named Buyer") from all obligations, duties, liabilities, claims and responsibilities of Buyer under this Agreement and in connection with the Property. After any such assignment, Seller will look solely to Assignee for the performance and discharge of all the duties, obligations, liabilities and responsibilities of Buyer under this Agreement, as if Assignee had been the original Buyer under this Agreement. Upon the assignment and assumption, Assignee shall become the "Buyer" under this Agreement, with all rights, duties, interests, liabilities and obligations of Buyer hereunder. If such assignment shall be made, then the sale of the Property contemplated by this Agreement shall be consummated in the name of the Assignee or its assignee. Seller shall not assign this Agreement to any person or entity, and any such assignment or attempted assignment shall be void and of no force or effect. The provisions of this Section 18 shall survive Closing.

19. Survival of Covenants and Agreements. To the extent provided herein, those covenants, agreements, indemnifications, representations and warranties contained herein that expressly survive Closing, shall survive the Closing Date, payment of the Purchase Price, delivery and recordation of the Deed and any investigation of the Property made by Buyer (whether before or after the Closing) and, to the extent a survival period is specifically set forth herein, for only such time period.

20. Amendment and Modification. Any alteration, change, amendment or modification hereof, in order to become effective, shall be made by written instrument or endorsed hereon and, in each such instance, executed on behalf of Buyer and Seller.

21. Notices. All notices, consents, requests, demands and other communications hereunder are to be in writing, and are deemed to have been duly given or made:
(i) when delivered in person, (ii) three (3) days after deposited in the United States mail, first class postage prepaid, (iii) in the case of overnight courier services, one (1) business day after delivery to the overnight courier service with payment provided for, or (iv) in the case of fax, when sent, verification received; in each case addressed as follows:

      if to Buyer:

      FTN Ramp, LLC
      c/o FTN Financial Capital Markets
      845 Crossover Lane, Suite 150
      Memphis, TN  38117
      Attention: Frank M. Crump
      Fax No.:  (901) 537-7784
      with a copy to:

      Honigman Miller Schwartz and Cohn LLP
      2290 First National Building
      Detroit, MI  48226
      Attention:  Lawrence D. McLaughlin, Esq.
      Fax No.:  (313) 465-7474

      if to Seller:

      First National Bank of Chester County
      9 North High Street
      West Chester, PA  19380
      Attention:  John E. Balzarini, Chief Financial Officer
      Fax No.:  (484) 881-4339

      with a copy to:

      MacElree Harvey, LTD.
      17 W. Miner St.
      West Chester, PA 19382
      Attention: James B. Urie
      Fax No.: (610) 429-4486

22. Entire Agreement. This Agreement and the Exhibits hereto and other documents and instruments to be delivered in connection herewith contain the entire agreement with respect to the transactions contemplated herein, and this Agreement and the Exhibits hereto and other documents and instruments to be delivered in connection herewith supersede all letters of intent regarding the subject matter of this Agreement, and there are no other terms, conditions, promises, understandings, statements or representations, express or implied, concerning the same.

23. Further Assurances. Buyer and Seller shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

24. Counterparts. This Agreement may be executed by Buyer and Seller on any number of separate counterparts, and all such counterparts so executed constitute one agreement binding on Buyer and Seller notwithstanding that they are not signatories to the same counterpart.

25. Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the state in which the Property is located, without regard to choice or conflict of laws rules.

26. Legal Fees. Except as otherwise provided herein, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby are to be paid by the party incurring such costs and expenses. In the event any party brings suit to construe or enforce the terms hereof, or raises this Agreement as a defense in a suit brought by another party, the prevailing party, as determined by the court, shall be entitled to recover its reasonable attorneys' fees and expenses from the non-prevailing party.

27. Successors and Assigns. All provisions of this Agreement are binding upon, inure to the benefit of and are enforceable by or against the parties and their respective successors and permitted assigns.

28. Date for Performance. If the time period by which any right, option or election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires on a Saturday, Sunday or legal or bank holiday, then such time period shall be automatically extended through the close of business on the next following business day.

29. Relationship of Parties. Nothing contained herein shall be construed or interpreted as creating a partnership or joint venture between Buyer and Seller. It is understood that the relationship is an arms length one that shall at all times be and remain that of a buyer and a seller. Buyer and Seller agree that the transaction contemplated hereby shall be reported by Buyer and Seller as a sale transaction for federal, state and local tax purposes. The provisions of this Section 29 shall survive Closing.

30. Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement, provided that Buyer and Seller may still effectively realize the complete benefit of the transaction contemplated hereby.

31. Captions. Section captions are for convenience only and do not affect the interpretation or construction of this Agreement.

32. No Recording. Neither Buyer nor Seller shall record or cause to be recorded this Agreement or any memorandum or other short form of this Agreement in any public land records.

33. Third Party Beneficiary. This Agreement shall be solely for the benefit of Buyer and Seller and their respective successors and permitted assigns, and no other person shall have any right, benefit, priority or interest under or because of the existence of this Agreement.

34. Negotiated Transaction. Seller and Buyer each represent to the other that in the negotiation and drafting of this Agreement each has been represented by and has relied upon the advice of counsel of its choice. Each of Seller and Buyer affirm that its counsel has had a substantial role in the drafting and negotiation of this Agreement; therefore, this Agreement shall be deemed drafted by each of Seller and Buyer, and the rule of construction to the effect that any ambiguities are to be resolved against the drafter shall not be employed in the interpretation of this Agreement.

35. Like Kind Exchange. Buyer acknowledges that Seller may, at its option, seek to structure the sale of the Property as a like-kind exchange of property within the meaning of Section 1031 of the Internal Revenue Code of 1986, as amended (a "Like-Kind Exchange"). Buyer shall cooperate with Seller in effecting a qualifying Like-Kind Exchange as determined by Seller; and Buyer consents to and agrees that Seller may assign its rights under this Agreement to a qualified intermediary without Buyer's consent, and, in such event, such qualified intermediary shall have the right to execute and deliver the closing statement (which must also be consented to by Seller); provided, however, that the Deed to Buyer shall be directly from Seller; and provided further, however, that such Like-Kind Exchange may not result in any additional expense or obligation to Buyer, may not increase Buyer's liabilities or obligations under this Agreement, and may not interfere with the setting of the Closing Date as established by
Section 11 above. Buyer shall have no responsibility for any failure of the transaction, alone or in combination with any other transaction, to qualify as a Like-Kind Exchange, or for any liability for tax, interest, penalties, or any other amount that Seller may incur to a taxing authority or to any other person as a result of such a failure to qualify. The provisions of this Section 35 shall survive Closing.

36. Release of Closing Documents. In the event this Agreement shall be terminated as provided herein, Buyer and Seller shall direct Title Company to return all of the original signature pages of Buyer and Seller, respectively, to such executing party, as more fully described in the Escrow Agreement.

37. Acknowledgment of Continuing Repair Obligations. Seller hereby acknowledges and agrees that, notwithstanding anything set forth herein or in the Seller's Disclosure Statements (including any disclosure or other information regarding the condition (physical or otherwise) of the Property), Seller, as the "tenant" under the Master Lease, shall not be relieved of any repair, maintenance or other obligations set forth in the Master Lease as a result of any such disclosures made hereunder or in the Seller's Disclosure Statements. The provisions of this Section 37 shall survive Closing.

38. Tax Disclosure. Notwithstanding anything herein to the contrary, each of Buyer and Seller and each one's employees, officers, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction evidenced by this Agreement, the Exhibits hereto, all other documents and instruments to be delivered in connection herewith, and all materials or documents of any kind (including opinions or other tax analyses) that are provided to or obtained by Buyer or Seller relating to such tax treatment and tax structure. The provisions of this
Section 38 shall survive Closing.

39.   Intentionally Deleted.

40.   Time. Time is of the essence for the provisions of this Agreement.

                      [Signatures follow on the next page.]

      IN WITNESS WHEREOF, the Seller and Buyer have executed this Agreement as of the date first above written.


"Seller"                                            "Buyer"

FIRST NATIONAL BANK OF CHESTER COUNTY               FTN RAMP, LLC


By:      /s/ John Balzarini                         By:      /s/ Andrew F. Crane
         ------------------                                  -------------------
Name:    John Balzarini                             Name:    Andrew F. Crane
         --------------                                      ---------------
Title:   Chief Financial Officer                    Title:   Managing Director,
         -----------------------                             Structured Finance
                                                             -------------------

                                INDEX OF EXHIBITS


                  EXHIBIT A     LEGAL DESCRIPTION OF LAND
                  EXHIBIT B     PURCHASE PRICE ALLOCATION
                  EXHIBIT C     GENERAL WARRANTY DEED
                  EXHIBIT D     BILL OF SALE
                  EXHIBIT E     SURVEY REQUIREMENTS
                  EXHIBIT F     SELLER'S DISCLOSURE STATEMENTS
                  EXHIBIT H     MASTER LEASE
                  EXHIBIT J     ESCROW AGREEMENT
                  EXHIBIT K     NON-FOREIGN PERSON AFFIDAVIT
                  EXHIBIT L     SELLER'S AFFIDAVIT OF TITLE

                                    EXHIBIT A
                            LEGAL DESCRIPTION OF LAND

ALL THAT CERTAIN lot or piece of ground with the buildings and improvements thereon erected, Situate in the Township of West Goshen, County of Chester and Commonwealth of Pennsylvania, bounded and described according to a Plan of Subdivision made for Hough/Loew Assoc. by Chester Valley Engineers, Inc., dated February 29, 1984 and last revised July 11, 1984 and said plan being recorded in the Office for the Recording of Deeds, in and for Chester County in Plan File #5021, as follows, to wit:

BEGINNING at a point on the Southeasterly side of Carter Drive (50 feet wide) said point being the distance of 39.27 feet measured on the arc of a circle curving to the right having a radius of 25 feet from a point of tangent on the Northeasterly side of Matlack Street; Thence extending from said point of beginning along the Southeasterly side of Carter Drive North 62 degrees 34 minutes 5 seconds East, 233.50 feet to a point a corner of Lot 6; Thence extending along same South 27 degrees 25 minutes 55 seconds East, 382.55 feet to a point; Thence extending South 62 degrees 34 minutes 5 seconds West, 258.80 feet to a point on the Northeasterly side of Matlack Street; Thence extending along the Northeasterly side of Matlack Street the two (2) following courses and distances: (1) North 27 degrees 25 minutes 55 seconds West, 357.55 feet to a point of curve and (2) on the arc of a circle curving to the right having a radius of 25 feet the arc distance of 39.27 feet to the first mentioned point and place of BEGINNING.

BEING Lot 5, as shown on said Plan.

                                    EXHIBIT B
                            PURCHASE PRICE ALLOCATION

Land:                               $529,500.00
Building and Improvements:          $3,000,500.00

                                    EXHIBIT C
                              GENERAL WARRANTY DEED

                                      DEED


This Indenture, made the 26th day of September, 2007, and effective September 28, 2007.

Between

First National Bank of Chester County, a national banking association, f/k/a First National Bank of West Chester (hereinafter called the Grantor), of the first part,

and

FI Properties Pool I LP, a Delaware limited partnership (hereinafter called the Grantee), of the second part,

Witnesseth that the said Grantor, for and in consideration of the sum of THREE MILLION FIVE HUNDRED THIRTY THOUSAND AND 00/100 DOLLARS ($3,530,000.00) lawful money of the United States of America, unto it well and truly paid by the said Grantee, at or before the sealing and delivery hereof, the receipt whereof is hereby acknowledged, has granted, bargained and sold, released and confirmed, and by these presents does grant, bargain and sell, release and confirm unto the said Grantee, its successors and assigns,

ALL THAT CERTAIN LAND AND PREMISES MORE PARTICULARLY DESCRIBED ON EXHIBIT "A" ATTACHED HERETO AND MADE A PART HEREOF BY THIS REFERENCE

TOGETHER with all and singular the buildings and improvements, ways, streets, alleys, driveways, passages, waters, water-courses, rights, liberties, privileges, hereditaments and appurtenances, whatsoever unto the hereby granted premises belonging, or in any wise appertaining, and the reversions and remainders, rents, issues, and profits thereof, and all the estate, right, title, interest, property, claim and demand whatsoever of the said Grantor, in law, equity, or otherwise including all inchoate rights, including without limitation, inchoate rights of adverse possession, howsoever, of, in, and to the same and every part thereof.

TO HAVE AND TO HOLD the said lots or pieces of ground above described, with the buildings and improvements thereon erected, hereditaments and premises hereby granted, or mentioned and intended so to be, with the appurtenances, unto the said Grantee, its successors and assigns, to and for the only proper use and behoof of the said Grantee, its successors and assigns, forever.

AND THE SAID GRANTOR, for itself, its successors and assigns does covenant, promise and agree, to and with the said Grantee, its successors and assigns, by these presents, that it, the said Grantor, and its successors, all and singular the hereditaments and premises hereby granted or mentioned and intended so to be, with the appurtenances, unto the said Grantee, its successors and assigns, against it, the said Grantor, and its successors, and against all and every person and persons whomsoever lawfully claiming or to claim the same or any part thereof, shall and will, Warrant and forever Defend.

IN WITNESS WHEREOF, the said Grantor has duly executed this Deed on the date first above written.


                                          First National Bank of Chester County,
                                          a national banking association


                                          By:      /s/ John Balzarini
                                          Name:        John Balzarini
                                          Title:       Chief Financial Officer

Commonwealth of Pennsylvania   )
                               :  SS.
County of Chester              )

      On this, the 26th day of September, 2007, before me, a Notary Public in and for the Commonwealth of Pennsylvania, personally appeared John Balzarini who acknowledged himself/herself to be the Chief Financial Officer of First National Bank of Chester County, a national banking association, and that he/she as such officer, being authorized to do so, executed the foregoing Deed for the purposes therein contained, by signing the name of the corporation by him/her as said officer.

In Witness Whereof, I hereunto set my hand and official seal.


Kathleen A. Davis
Notary Public

(Notarial Seal)


The address of the above-named Grantee is:

________________________

________________________

_________________________________________
On behalf of the Grantee

                                    EXHIBIT D
                                  BILL OF SALE

                           BILL OF SALE AND ASSIGNMENT

      For and in consideration of the sum of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned ("Seller") hereby sells, assigns, transfers and conveys to FI Properties Pool I LP, a Delaware limited partenership ("Buyer"), all of Seller's right, title and interest in and to the property described on Exhibit A attached hereto (the "Property").

      The undersigned hereby warrants and represents that it has the right and authority to sell the Property and that it has good and marketable title to the same, free and clear of all liens, claims, encumbrances and charges of every kind and description. This Bill of Sale is executed pursuant to that certain Agreement for the Purchase and Sale of Real Estate dated as of September 28, 2007 between Seller and Purchaser (the "Purchase Agreement"), and the Property is conveyed subject to all representations, warranties, covenants and agreements contained in the Purchase Agreement.

      Dated this 28th day of September, 2007.

                                        FIRST NATIONAL BANK OF CHESTER COUNTY,
                                        A national banking association



                                        By: /s/ John Balzarini
                                        Name: John Balzarini
                                        Title: Chief Financial Officer

                                    EXHIBIT A
                                       TO
                                  BILL OF SALE

All personal property of any kind or nature annexed, affixed, attached or related to or located on the Land (as that term is defined in the Purchase Agreement) or any buildings, improvements or structures thereon as of the date hereof, and, to the extent the same are legally assignable, any and all warranties and guarantees currently in force and effect with respect to the Improvements and Fixtures (as those terms are defined in the Purchase Agreement), all licenses, variances, permits or similar documents relating to the ownership of the Land, Improvements, and Fixtures and all plans, drawings, specifications, surveys, engineering reports and other technical descriptions of the Property (as that term is defined in the Purchase Agreement).

                                    EXHIBIT E
                               SURVEY REQUIREMENTS

I.    BOUNDARY SURVEY AND SEPARATE LEGAL DESCRIPTION

      Buyer requires an ALTA land survey. The survey should be certified and sealed according to Schedule C, entitled "Minimum Standard Detail Requirements For ALTA/ACSM Land Title Surveys" as per the most currently adopted requirements. The survey should be an Urban Class Survey as defined in these requirements and should include Items 1 - 11 and Item 13 of Table A thereof.

      The certification shown below should appear on the face of all survey prints with both an original signature and seal.

A.    Use scale of one (1) inch equals one hundred (100) feet (if applicable).

B. Clearly mark the property corner designated as the point-of-beginning using "P.O.B.".

C.    Clearly show all adjacent property owners on Survey.

D. Clearly show acreage within the confines of the property to the nearest one hundredth of an acre.

E.    Regarding adjacent right-of-ways:

      1. Clearly define right-of-ways on Boundary Survey. Example: "North right-of-way", "East right-of-way", etc.

      2.    Clearly mark centerlines as "CL".

      3. Clearly show right-of-way widths, both from centerline and total width.

F.    Show all easements crossing property and:

      1.    Clearly define type of easement. Example: Electrical, sewer, etc.

      2.    Clearly mark centerlines as "CL" (if applicable).

      3.    Clearly show easement widths, both from centerline and total width.

      4. Within or directly adjacent to each easement, show the recording information. Example: Book 285, Page 163.

G.    Prepare Metes and Bounds description.

H. Forward a mylar sepia or other reproducible copy and four (4) copies of the Boundary Survey, all signed and sealed.

I. Forward four (4) copies of the Metes and Bounds description, all signed and sealed.

J.    All surveys and descriptions must be prepared in recordable form.

      NOTE: Any bearing, distance, lot line, section or township number, County or State name, street name, recording data, etc., included in the Metes and Bounds description must also be shown on the Boundary Survey itself. In short, any items included in the Metes and Bounds description must be clearly shown on the Boundary Survey.

K. Our title insurance company will forward to you a copy of the title insurance commitment and the exceptions. Please prepare an index on the face of the survey itemizing each exception listed on Schedule B-Section 2 in the commitment. The index should be prepared with the following guidelines:

      INDEXING THE EXCEPTIONS ON THE SURVEY:

      1. State if the exception affects or does not affect the property surveyed;

      2.    State if the exception cannot be described;

      3.    State if the exception is a blanket easement; and

      4. When indexing the exception, state to whom the exception is to (with the recording Book and Page).

EXAMPLE:

1. Blanket easement granted unto XYZ Power Company affecting all parcels (or be specific as to which parcel it does affect), D.B. 29, Page 89 (unplottable).

2. Twenty foot access easement to John and Mary Jones affecting Parcel B, D.B. 31, Page 90 (Drawn).


DRAWING THE EXCEPTIONS ON THE SURVEY:

o Draw every exception in the title commitment and reference it with the Deed Book and Page, and the number where it is itemized in the index.

EXAMPLE:

________________________________________________________________________

________________________________________________________________________


                               20' Access Easement
                               D.B. 31, Page 90
                               See Index Note 2

II. Certify the four (4) copies of the Survey with an original seal to the following entities:

A.    Buyer
B.    Title Company

The following certifications should be provided in addition to the required ALTA/ACSM certification in the format below:

The undersigned hereby certifies to _________________________________ that this survey was actually made upon the ground; that it and the information, courses, angles and distances shown thereon are correct; that this survey correctly shows the location of all buildings, structures and other improvements on the Property, including without limitation, all streets, easements, rights-of-way and utility lines; and that, except as shown, there are no (a) easements or rights-of-way across the Property; (b) party walls; (c) encroachments on adjoining premises, streets or alleys of any of said buildings, structures or improvements; or (d) encroachments upon the Property by any building, structure or other improvements situated on any adjoining premises; physical evidence of boundary lines on all sides of the Property is as stated on the survey; and that the improvements do not violate any set-back or other building lines.

I hereby certify that this survey has been made using the latest recorded plat or deed, that there are no encroachments other than those shown, and that the survey is correct to the best of my knowledge and belief.

In addition, the surveys provided pursuant to this paragraph must contain a Flood Zone Certification in the following form: I hereby certify that the ___________________________ project, shown hereon does or does not lie within a special flood hazard zone according to ___________________________________ of the Flood Insurance Rate Map of ______________________ dated ________________
and noted as zone _______ (also include year flood) to the best of my knowledge and belief.

                                    EXHIBIT F
                         SELLER'S DISCLOSURE STATEMENTS

      Reference is hereby made to that certain Agreement for the Purchase and Sale of Real Estate dated September 28, 2007 (the "Agreement"), between First National Bank of Chester County, a national banking association ("Seller"), and FI Properties Pool I LP, a Delaware limited partnership, as successor-in-interest to FTN Ramp, LLC ("Buyer"), regarding the purchase and sale of real property and tangible property related thereto, located in the County of Chester, Commonwealth of Pennsylvania, commonly referred to as 202 Carter Drive, West Chester, Pennsylvania 19382.

      Seller hereby reaffirms to Buyer, with the intention that Buyer may rely hereon, the truth and accuracy of all certifications, representations and warranties made by seller in the Agreement as of the date of this certificate.

      Seller shall indemnify, defend, and hold Buyer harmless from and against any and all loss, cost, liability, or expense suffered by Buyer or its assignees as a result of any breach of any of the representations and warranties contained in the Agreement, subject to the limitations contained in Section 9 of the Agreement.

      This certificate is made and given as an inducement to Buyer to close under the Agreement, which closing is occurring contemporaneously with the delivery hereof.

      In WITNESS WHEREOF, Seller has caused this Certificate to be executed on its behalf by its duly authorized representative as of the 28th day of September, 2007.

                                          FIRST NATIONAL BANK OF CHESTER COUNTY,
                                          A national banking association

                                          By: /s/ John Balzarini
                                          Name:   John Balzarini
                                          Title: Chief Financial Officer

                                    EXHIBIT H
                                  MASTER LEASE

  (This lease agreement is filed as Exhibit 10.2 of the Corporation's Quarterly
                Report for the quarter ended September 30, 2007)

                                    EXHIBIT J

                                ESCROW AGREEMENT
                                     (none)

                                    EXHIBIT K


                          NON-FOREIGN PERSON AFFIDAVIT

================================================================================

      Section 1445 of the Internal Revenue Code provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. To inform the transferee, FI Properties Pool I LP, a Delaware limited partnership, that withholding of taxes is not required upon the undersigned transferor's disposition of a United States real property interest, the transferor hereby certifies the following:

      1. The transferor is not a non-resident alien for purposes of United States income taxation.

      2. The transferor is not a disregarded entity as defined in Sec. 1.1445-2(b)(2)(iii)(1).

      3.    The   transferor's    federal   tax   identification    number   is:
            ______________________.

      4.    The transferor's address is:      c/o FTN Capital Markets
                                              845 Crossover Lane, Suite
                                              150 Memphis, TN 38117

      It is understood that this Certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement made here could be punished by fine, imprisonment or both.

      Under penalties of perjury, the transferor declares that it has examined this Certification and to the best of its knowledge and belief it is true, correct, and complete.

                                          FIRST NATIONAL BANK OF CHESTER COUNTY,
                                          a national banking association


                                                   By: /s/ John Balzarini
                                                   Name: John Balzarini
                                                   Its:  Chief Financial Officer

Dated as of September 28, 2007.

(1) A disregarded entity is defined in Sec. 1.1445-2(b)(2)(iii) as "an entity that is disregarded as an entity separate from its owner under Sec. 301.7701-3 of this chapter, a qualified REIT subsidiary as defined in Section 856(i), or a qualified subchapter S subsidiary under Section 1361(b)(3)(B)."

                                    EXHIBIT L

OWNER'S AFFIDAVIT
FTPA-7
(revised 11/06)
First American Title Insurance Company
Page  1 of  3

Order No. NCS-307034t-PHIL () Premises: 202 Carter Drive, Lot 5 in Plan File # 5021;
West Chester, Pennsylvania
Township of West Goshen, Chester County
COMMONWEALTH  OF PENNSYLVANIA

COUNTY OF CHESTER: SS.
On the 27th day of September, 2007 , before me, the undersigned Officer, personally appeared the undersigned, who being duly sworn according to law and intending to be legally bound, depose(s) and say(s) that the following statements are true and correct to the best of my/our knowledge and belief:

That the Grantor(s)/Mortgagor(s) herein is/are the owner(s) of premises being insured hereunder and the same Grantee(s) as named in the Deed Book recital set forth in the above captioned commitment and that the facts of identity relating to any other person(s) named in the Deed Book recital(s) are true and correct.

That there are no mortgages, judgments, encumbrances, easements, bankruptcies, or pending suits adversely affecting the owner(s) and the premises which are known to the undersigned and not being properly provided for in this transaction.

That there have been no repairs, additions or improvements made, ordered or contracted to be made on or to the premises, within six (6) months from the date hereof, nor are there any improvements or fixtures attached to the premises which have not been paid for in full; and that there are no outstanding or disputed claims for any such work or items.

That there has been no work done, or notice received that work is to be done, by the Municipality (City, Borough or Township), or at its direction, in connection with the installation of the sewer or water or for improvements such as paving or repaving of streets or alleys, or the installation or repair of curbs or sidewalks.

That no notice has been served by any governmental authority for the removal or abatement of any nuisance, for the violation of any zoning regulations or concerning the condemnation of any portion of said premises.

That there has been no violation of any restrictions affecting the premises.

That there are no purchase money obligations being created in this transfer.

That the Grantor(s)/Mortgagor(s) in this transaction is/are in actual possession of the entire premises, and there are no leases or agreements affecting the premises or any part thereof outstanding, other than those that are presently being assigned.

That the present transaction is not made for the purpose of hindering, delaying or defrauding any creditors of said owner(s) and does not come within the provisions of any Bankruptcy or Insolvency Acts.

That the Grantor(s)/Mortgagor(s) in this transaction are over 18 years of age and in every respect competent to convey or encumber the title to the premises in question.

That the Grantor(s)/Lessor(s) has/have not received a notice of claim from any Real Estate Broker claiming a right to a lien in accordance with Act 34 of 1998.

That all taxes, sewer and water rents or other lienable municipal services assessed, levied or filed against the said premises as of the date of this settlement are fully paid. That as to each Grantor/Mortgagor who is an individual:

A. That the Grantee(s) in the last deed of record, if identified therein as husband and wife (tenants by the entirety), have not been divorced from each other at any time since their acquisition of title.

B. If presently married, that he/she is neither separated from his/her spouse nor a party to any pending divorce proceeding in any jurisdiction.

C. That any interest in the premises has never been awarded or distributed to or liened in favor of any current or former spouse nor is his/her interest in the premises subject to the continuing jurisdiction of any court for support obligations or possible future awards or distributions to any current or former spouse.

D. That there are no Overdue Support Obligations of record with the Domestic Relations Section of any Court through the date of recording the instrument(s) to be insured. That as to each Grantor/Mortgagor that is a Corporation, Partnership or Limited Liability Company:

A. That the Corporation, Limited Liability Company or Partnership has been duly formed according to the laws of its incorporation or formation and is in good standing.

B. That there are no corporate taxes due the Commonwealth of Pennsylvania by said Corporation or Limited Liability Company.

C. That all parties signatory to documents in this transaction are duly authorized to execute same on behalf of the Corporation, the Limited Liability Company or the Partnership.

D. That no shareholder consent is required by the Corporation, nor member consent required by the Limited Liability Company, nor limited partner consent required by the Partnership, nor are any other approvals or consents required by others to this transaction.

NOTE: If this transaction occurs within ten years of a previous title insurance transaction of the same property, or a portion thereof, it may be entitled to a reduced title insurance rate.

To the best of our knowledge, title insurance was last obtained on ___________.

This affidavit is made for the purpose of inducing First American Title Insurance Company or its duly authorized agent to hold settlement on the above premises, and to issue its title insurance policy, insuring the title thereto and to make disbursement of funds arising out of said transaction.


First National Bank of Chester County
By: /s/ John Balzarini



SWORN TO AND SUBSCRIBED before me,
the day and year aforesaid.

Kathleen A. Davis
Notary Public
My Commission Expires:
7/3/2010